Exhibit 99.1
Oclaro Announces Fourth Quarter and Fiscal Year 2011 Financial Results
19% Growth in Annual Revenues
SAN JOSE, Calif., — July 28, 2011 — Oclaro, Inc. (NASDAQ: OCLR), a tier-one provider of innovative optical communications and laser solutions, today announced the financial results for its fourth quarter of fiscal year 2011, and for its 2011 fiscal year, which both ended July 2, 2011.
“In fiscal 2010 we transformed Oclaro into a tier-one supplier of optical components and subsystems through a series of strategic initiatives,” said Alain Couder, Chairman and CEO of Oclaro. “In fiscal 2011 we began structuring the integrated company to scale, while accelerating our investment in new product innovation. As a result, we believe we are well positioned for growth as the telecom optical market recovers.”
Highlights for Fourth Quarter Fiscal 2011:
•	Revenues were $109.2 million for the fourth quarter of fiscal 2011, compared to $115.7 million in the third quarter of fiscal 2011.
•	Revenues in the quarter ended July 2, 2011 included initial shipments of new products including 40G coherent transponders, tunable XFP transceivers, 40G lithium niobate external modulators and an integrated ROADM line card.
•	GAAP gross margin was 23% for the fourth quarter of fiscal 2011, compared to 25% in the third quarter of fiscal 2011. GAAP gross margin for the fourth quarter of fiscal 2011 included approximately 3% points of impact from excess and obsolete reserves and related inventory valuation charges.
•	Non-GAAP gross margin was 23% for the fourth quarter of fiscal 2011, compared to 25% in the third quarter of fiscal 2011.
•	GAAP operating loss was $33.6 million for the fourth quarter of fiscal 2011, including $20 million of impairment charges following the company’s annual review of goodwill, compared to a GAAP operating loss of $6.6 million in the third quarter of fiscal 2011.
•	Non-GAAP operating loss was $9.4 million, or 9% of revenues, for the fourth quarter of fiscal 2011, compared to a non-GAAP operating loss of $3.3 million, or 3% of revenues, in the third quarter of fiscal 2011.
•	The Company is now investing $18.9 million a quarter in research and development, as of the fourth fiscal quarter of 2011, which is $7.4 million, or 64%, more than in the same quarter of the 2010 fiscal year.
•	Adjusted EBITDA was negative $4.7 million for the fourth quarter of fiscal 2011, compared to a positive $0.7 million in the third quarter of fiscal 2011.
•	GAAP net loss for the fourth quarter of fiscal 2011 was $36.7 million, including $20 million of impairment charges following the company’s annual review of goodwill, compared to a GAAP net loss of $9.8 million in the third quarter of fiscal 2011.
•	Non-GAAP net loss for the fourth quarter of fiscal 2011 was $10.0 million, compared to a non-GAAP net loss of $4.5 million in the third quarter of fiscal 2011.
•	Cash, cash equivalents and restricted cash were $63.4 million as of July 2, 2011.
•	On July 26, 2011 the company closed an increase in its line of credit from $25 million to $45 million and extended its term through August 1, 2014. No amounts were drawn under this line as of July 2, 2011.
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Oclaro Announces Fourth Quarter and Fiscal Year 2011 Financial Results
Highlights for Fiscal Year 2011:
•	Revenues were $466.5 million for fiscal 2011, compared to $392.5 million in fiscal 2010.
•	GAAP gross margin was 27% for fiscal 2011, compared to 28% in fiscal 2010.
•	Non-GAAP gross margin was 27% for fiscal 2011, compared to 28% in fiscal 2010.
•	GAAP operating loss was $33.6 million for fiscal 2011, including $20 million of impairment charges following the company’s annual review of goodwill, compared to GAAP operating income of $4.8 million in fiscal 2010.
•	Non-GAAP operating income was $1.6 million for fiscal 2011, compared to $15.7 million in fiscal 2010.
•	During fiscal 2011, the company increased its investment in research and development expenses by $24 million, compared to fiscal 2010. The company also had $4.5 million more depreciation expense in fiscal 2011 compared to fiscal 2010, associated with capital investments in scaling the company for long-term growth and new product introductions.
•	Adjusted EBITDA was $17.0 million for fiscal 2011, compared to $26.5 million in fiscal 2010.
•	GAAP net loss for fiscal 2011 was $46.4 million, including $20 million of impairment charges following the company’s annual review of goodwill, compared to GAAP net income of $12.4 million in fiscal 2010.
•	Non-GAAP net loss for fiscal 2011 was $2.0 million, compared to non-GAAP net income of $14.1 million in fiscal 2010.
First Quarter Fiscal 2012 Outlook
The results of Oclaro, Inc. for the first quarter of fiscal 2012, which ends October 1, 2011, are expected to be:
•	Revenues in the range of $103 million to $113 million.
•	Non-GAAP gross margin in the range of 18% to 24%.
•	Adjusted EBITDA in the range of negative $8.5 million to negative $2.5 million.
The foregoing guidance is based on current expectations. These statements are forward looking, and actual results may differ materially. Please see the Safe Harbor Statement in this earnings release for a description of certain important risk factors that could cause actual results to differ, and refer to Oclaro, Inc.’s most recent annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of the risks. Furthermore, our outlook excludes items that may be required by GAAP, including, but not limited to, restructuring and related costs, acquisition or disposal related costs, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairments of other long-lived assets, depreciation and amortization, extraordinary items, as well as the expensing of stock options and restricted stock grants. We do not intend to update this guidance as a result of developments occurring after the date of this release.

Oclaro Announces Fourth Quarter and Fiscal Year 2011 Financial Results
Conference Call
Oclaro will hold a conference call to discuss financial results for the fourth quarter and fiscal year 2011 today at 1:30 p.m. PT/4:30 p.m. ET. To listen to the live conference call, please dial (480) 629-9808. A replay of the conference call will be available through August 5, 2011. To access the replay, dial (858)384-5517. The passcode for the replay is 4456430. A webcast of this call will be available in the investors section of Oclaro’s website at www.oclaro.com.
About Oclaro
Oclaro, Inc. (NASDAQ: OCLR) is a tier-one provider of optical communications and laser components, modules and subsystems for a broad range of diverse markets, including telecommunications, industrial, scientific, consumer electronics, and medical. Oclaro is a global leader, dedicated to photonics innovation with cutting-edge research and development (R&D) and chip fabrication facilities in the U.K., Switzerland and Italy, and in-house and contract manufacturing sites in the U.S., Thailand and China. To support its diverse and global customer base, Oclaro maintains design, sales and service organizations in each of the major regions around the world. For more information visit www.oclaro.com.
Copyright 2011. All rights reserved. Oclaro, the Oclaro logo, and certain other Oclaro trademarks and logos are trademarks and/or registered trademarks of Oclaro, Inc. or its subsidiaries in the U.S. and other countries. Information in this release is subject to change without notice.
Safe Harbor Statement
This press release, including the statements made by management, contain statements about management’s future expectations, plans or prospects of Oclaro, Inc. and its business, and together with the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning (i) financial targets and expectations, and progress toward our targeted business model, including financial guidance for the fiscal quarter ending October 1, 2011 regarding revenue, non-GAAP gross margin and Adjusted EBITDA, (ii) the impact of acquisitions on the combined entity’s financial performance, including our transformation into a tier-one supplier, (iii) sources for improvement of gross margin and operating expenses, including supply chain synergies, optimizing mix of product offerings, transition to higher margin product offerings, benefits of combined R&D and sales organizations and single public company costs, including statements regarding the expectation of further synergies, (iv) opportunities to grow in adjacent markets, (v) our organizational restructuring with the formation of two new business units focused on photonic components and networks solutions and (vi) our position with respect to our product roadmap. Such statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “outlook,” “could,” “target,” and other words and terms of similar meaning in connection the any discussion of future operations or financial performance. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the impact of continued uncertainty in world financial markets and any resulting reduction in demand for our products, our ability to maintain our gross margin, the effects of fluctuating product mix on our results, our ability to timely develop and commercialize new products, our ability to respond to evolving technologies and customer requirements, our dependence on a limited number of customers for a significant percentage of our revenues, our ability to effectively compete with companies that have greater name recognition, broader customer relationships and substantially greater financial, technical and marketing resources than we do, the future performance of Oclaro, Inc.

Oclaro Announces Fourth Quarter and Fiscal Year 2011 Financial Results
following the closing of acquisitions, the potential inability to realize the expected benefits and synergies of acquisitions, increased costs related to downsizing and compliance with regulatory compliance in connection with such downsizing, competition and pricing pressure, the potential lack of availability of credit or opportunity for equity based financing, the risks associated with our international operations, the outcome of tax audits or similar proceedings, the outcome of pending litigation against the company, and other factors described in Oclaro’s most recent annual report on Form 10-K, most recent quarterly reports on Form 10-Q and other documents we periodically file with the SEC. The forward-looking statements included in this announcement represent Oclaro’s view as of the date of this announcement. Oclaro anticipates that subsequent events and developments may cause Oclaro’s views and expectations to change. Oclaro specifically disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this announcement.
Non-GAAP Financial Measures
Oclaro provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The GAAP measure most directly comparable to non-GAAP gross margin rate is gross margin rate. The GAAP measure most directly comparable to non-GAAP operating income/loss is operating income/loss. The GAAP measure most directly comparable to non-GAAP net income/loss and Adjusted EBITDA is net income/loss. An explanation and reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.
Oclaro believes that providing these non-GAAP measures to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing Oclaro’s performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oclaro’s “core operating performance” and its results of operations may look in the future. Oclaro defines “core operating performance” as its on-going performance in the ordinary course of its operations. Items that are non-recurring or do not involve cash expenditures, such as impairment charges, income taxes, restructuring and severance programs, costs relating to specific major projects, and non-cash compensation related to stock and options, are not included in Oclaro’s view of “core operating performance.” Management does not believe these items are reflective of Oclaro’s ongoing core operations and accordingly excludes those items from non-GAAP gross margin rate, non-GAAP operating income/loss, non-GAAP net income/loss and Adjusted EBITDA. Additionally, each non-GAAP measure has historically been presented by Oclaro as a complement to its most comparable GAAP measure, and Oclaro believes that the continuation of this practice increases the consistency and comparability of Oclaro’s earnings releases.
Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.
Non-GAAP Gross Margin Rate
Non-GAAP gross margin rate is calculated as gross margin rate as determined in accordance with GAAP (gross profit as a percentage of revenues) excluding non-cash compensation related to stock and options. Oclaro evaluates its performance using non-GAAP gross margin rate to assess Oclaro’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors.

Oclaro Announces Fourth Quarter and Fiscal Year 2011 Financial Results
Non-GAAP Operating Income/Loss
Non-GAAP operating income/loss is calculated as operating income/loss as determined in accordance with GAAP excluding the impact of amortization of intangible assets, restructuring, acquisition and related costs, non-cash compensation related to stock and options granted to employees and directors, and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro evaluates its performance using, among other things, non-GAAP operating income/loss in evaluating Oclaro’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors.
Non-GAAP Net Income/Loss
Non-GAAP net income/loss is calculated as net income/loss excluding the impact of restructuring, acquisition and related costs, non-cash compensation related to stock and options granted to employees and directors, net foreign currency translation gains/losses, the impact of amortization of intangible assets and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro uses non-GAAP net income/loss in evaluating Oclaro’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors.
Adjusted EBITDA
Adjusted EBITDA is calculated as net income/loss excluding the impact of income taxes, net interest income/expense, depreciation and amortization, net foreign currency translation gains/losses, as well as restructuring, acquisition and related costs, non-cash compensation related to stock and options and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro uses Adjusted EBITDA in evaluating Oclaro’s historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from Oclaro’s core operations. Oclaro believes that by excluding these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented. Oclaro further believes that providing this information allows Oclaro’s investors greater transparency and a better understanding of Oclaro’s core cash position.

Oclaro, Inc. Contact	Investor Contact
Jerry Turin	Jim Fanucchi
Chief Financial Officer	Summit IR Group Inc.
(408) 383-1400	(408) 404-5400
ir@oclaro.com	ir@oclaro.com

Oclaro Announces Fourth Quarter and Fiscal Year 2011 Financial Results
OCLARO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	July 2,	April 2,	July 2,	July 3,
	2011	2011	2011	2010

Revenues	$109,178	$115,681	$466,505	$392,545
Cost of revenues	84,523	87,269	342,869	283,751

Gross profit	24,655	28,412	123,636	108,794

Operating expenses:
Research and development	18,865	17,220	65,492	41,496
Selling, general and administrative	16,718	16,087	62,767	56,378
Amortization of intangible assets	725	722	2,805	951
Restructuring, acquisition and related costs	1,877	1,019	4,469	5,468
Legal settlements	—	—	1,678	—
Impairment of goodwill	20,000	—	20,000	—
(Gain) loss on sale of property and equipment	100	4	35	(333)

Total operating expenses	58,285	35,052	157,246	103,960

Operating income (loss)	(33,630)	(6,640)	(33,610)	4,834
Other income (expense):
Other income (expense)	—	—	—	4,892
Interest income	—	—	16	36
Interest expense	(472)	(487)	(2,011)	(367)
Gain (loss) on foreign currency translation	(2,436)	(2,032)	(9,174)	2,494

Total other income (expense)	(2,908)	(2,519)	(11,169)	7,055

Income (loss) before income taxes	(36,538)	(9,159)	(44,779)	11,889
Income tax provision	203	668	1,646	928

Income (loss) from continuing operations	(36,741)	(9,827)	(46,425)	10,961
Income from discontinued operations	—	—	—	1,420

Net income (loss)	$(36,741)	$(9,827)	$(46,425)	$12,381

Income (loss) from continuing operations per share:
Basic	$(0.75)	$(0.20)	$(0.96)	$0.27
Diluted	$(0.75)	$(0.20)	$(0.96)	$0.26
Net income (loss) per share:
Basic	$(0.75)	$(0.20)	$(0.96)	$0.31
Diluted	$(0.75)	$(0.20)	$(0.96)	$0.29
Shares used in computing net income (loss) per share:
Basic	48,811	48,587	48,444	40,322
Diluted	48,811	48,587	48,444	42,262
Stock-based compensation included in the following:
Cost of revenues	$373	$352	$1,385	$1,110
Research and development	361	344	1,414	1,090
Selling, general and administrative	941	901	3,505	2,232

Total	$1,675	$1,597	$6,304	$4,432

Oclaro Announces Fourth Quarter and Fiscal Year 2011 Financial Results
OCLARO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	July 2, 2011	July 3, 2010
ASSETS
Current assets:
Cash and cash equivalents	$62,783	$107,176
Restricted cash	574	4,458
Accounts receivable, net	82,868	93,412
Inventories	102,201	62,570
Prepaid expenses and other current assets	16,495	14,905

Total current assets	264,921	282,521

Property and equipment, net	69,374	37,516
Other intangible assets, net	19,698	10,610
Goodwill	10,904	20,000
Other non-current assets	10,277	10,148

Total assets	$375,174	$360,795

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$66,179	$50,103
Accrued expenses and other liabilities	60,703	35,404

Total current liabilities	126,882	85,507

Deferred gain on sale-leaseback	12,920	12,969
Other long-term liabilities	6,277	9,785

Total liabilities	146,079	108,261

Stockholders’ equity:
Common stock	505	494
Additional paid-in capital	1,313,931	1,304,779
Accumulated other comprehensive income	40,730	26,907
Accumulated deficit	(1,126,071)	(1,079,646)

Total stockholders’ equity	229,095	252,534

Total liabilities and stockholders’ equity	$375,174	$360,795

Oclaro Announces Fourth Quarter and Fiscal Year 2011 Financial Results
OCLARO, INC.
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	July 2,	April 2,	July 2,	July 3,
	2011	2011	2011	2010
Reconciliation of GAAP net income (loss) to non-GAAP net income (loss) and adjusted EBITDA:
GAAP net income (loss)	$(36,741)	$(9,827)	$(46,425)	$12,381
Stock-based compensation included in:
Cost of revenues	373	352	1,385	1,110
Research and development	361	344	1,414	1,090
Selling, general and administrative	941	901	3,505	2,232
Amortization expense	725	722	2,805	951
Restructuring, acquisition and related costs	1,877	1,019	4,469	5,468
Legal settlements	—	—	1,678	—
Impairment of goodwill	20,000	—	20,000	—
(Gain) loss on foreign currency translation	2,436	2,032	9,174	(2,494)
Gain from bargain purchase	—	—	—	(5,267)
Gain on sale of New Focus business	—	—	—	(1,420)

Non-GAAP net income (loss)	(10,028)	(4,457)	(1,995)	14,051

Income tax provision	203	668	1,646	928
Depreciation expense	4,612	4,013	15,320	10,860
Other income (expense) items, net	—	—	—	375
Interest (income) expense, net	472	487	1,995	331

Adjusted EBITDA	$(4,741)	$711	$16,966	$26,545

Non-GAAP net income (loss) per share:
Basic	$(0.21)	$(0.09)	$(0.04)	$0.35
Diluted	$(0.21)	$(0.09)	$(0.04)	$0.33
Shares used in computing Non-GAAP net income (loss) per share:
Basic	48,811	48,587	48,444	40,322
Diluted	48,811	48,587	48,444	42,262

Reconciliation of GAAP gross margin rate to non-GAAP gross margin rate:
GAAP gross profit	$24,655	$28,412	$123,636	$108,794
Stock-based compensation in cost of revenues	373	352	1,385	1,110

Non-GAAP gross profit	$25,028	$28,764	$125,021	$109,904

GAAP gross margin rate	22.6%	24.6%	26.5%	27.7%
Non-GAAP gross margin rate	22.9%	24.9%	26.8%	28.0%

Reconciliation of GAAP operating income (loss) to non-GAAP operating income (loss):
GAAP operating income (loss)	$(33,630)	$(6,640)	$(33,610)	$4,834
Stock-based compensation included in:
Cost of revenues	373	352	1,385	1,110
Research and development	361	344	1,414	1,090
Selling, general and administrative	941	901	3,505	2,232
Amortization of intangible assets	725	722	2,805	951
Restructuring, acquisition and related costs	1,877	1,019	4,469	5,468
Legal settlements	—	—	1,678	—
Impairment of goodwill	20,000	—	20,000	—

Non-GAAP operating income (loss)	$(9,353)	$(3,302)	$1,646	$15,685